Exhibit 21

SUBSIDIARIES OF THE COMPANY

Subsidiary	State of Incorporation or Organization
ALPHA Transmission Company	Oklahoma
Blue Moon Holdings, L.L.C.	Delaware
Compañia Nacional de Gas S.A. de C.V.	Mexico
Construcciones, Instalaciones y Asesorías, S.A. de C.V.	Mexico
Energia Estrella de Sur, S.A. de C.V.	Mexico
Fox Plant, L.L.C.	Delaware
Gas Servicios Del Norte de Mexico S. De R.L. De C.V.	Mexico
Kansas Gas Marketing Company	Kansas
Kansas Gas Service Company	Kansas
Kansas Gas Supply Corporation	Delaware
Materiales y Aparatos, S.A. de C.V. (48%)	Mexico
Mercado Gas Services Inc.	Delaware
Mid Continent Market Center, Inc.	Kansas
Oasis Acquisition Corporation	California
Oklahoma Natural Energy Services Company	Oklahoma
OkTex Pipeline Company	Delaware
ONEOK Bushton Processing, Inc.	Delaware
ONEOK Energy International, Inc.	Delaware
ONEOK Energy Marketing and Trading Company, II	Delaware
ONEOK Energy Marketing and Trading Company, L.P.	Texas
ONEOK Energy Marketing Company	Oklahoma
ONEOK Energy Marketing Holdings, Inc.	Oklahoma
ONEOK Energy Resources Company	Delaware
ONEOK Energy Resources Holdings, Inc.	Delaware
ONEOK Energy Services Canada, Ltd.	Canada
ONEOK Field Services Company	Oklahoma
ONEOK Field Services Holdings, Inc.	Oklahoma
ONEOK Gas Gathering, L.L.C.	Oklahoma
ONEOK Gas Processing, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, Inc.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK International, Inc.	Delaware
ONEOK International Investments, Inc.	Delaware
ONEOK Kansas Company	Kansas
ONEOK Leasing Company	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK NGL Marketing, L.P.	Texas
ONEOK Palo Duro Pipeline Company, Inc.	Delaware
ONEOK Parking Company	Delaware

ONEOK Propane Company	Delaware
ONEOK Sayre Storage Company	Delaware
ONEOK Services Company	Oklahoma
ONEOK Technology Company	Delaware
ONEOK Texas Energy Holdings, LLC	Delaware
ONEOK Texas Energy Resources, L.P.	Delaware
ONEOK Texas Field Services, L.P.	Texas
ONEOK Texas Gas Storage, L.P.	Texas
ONEOK Texas Resources, Inc.	Delaware
ONEOK WesTex Gas Pipeline, Inc.	Oklahoma
ONEOK WesTex Transmission, L.P.	Delaware
ONEOK Transmission Company	Delaware
Potato Hills Gas Gathering System (joint venture)	Oklahoma
Salart, S.A. de C.V.	Mexico
Servicios Corporativos Phenix, S.C.	Mexico
Sycamore Gas System (general partnership)	Oklahoma
TGS Rio, L.L.C.	Delaware

In addition to the interests of the Company in the Subsidiaries set forth above, the Company also directly or indirectly holds various interests in oil and gas wells and related projects and holds various undivided interests in gasoline plants and other facilities relating to the oil and gas business and holds minority interests in various other entities and ventures.